Exhibit 99.1

EMSC News- For Immediate Release

Contact:	Deborah Hileman
(303) 495-1210
Deborah.hileman@emsc.net

Emergency Medical Services Announces Ambulance Company Acquisition

Greenwood Village, Colo. (December 6, 2010)—Emergency Medical Services Corporation (NYSE: EMS) (The Company) today announced that its American Medical Response (AMR) segment has entered into a definitive agreement to acquire Doctor’s Ambulance Service (Doctor’s).  Founded in 1974, Doctor’s provides emergency and non-emergency ambulance services in Orange County, California.  Doctor’s currently holds eleven 9-1-1 contracts across Orange County, and transports approximately 32,000 patients annually.  Upon completion of the transaction, Doctor’s will become a wholly-owned subsidiary of American Medical Response and will continue to operate under the Doctor’s brand.  The transaction is expected to close within 90 days subject to regulatory approvals and customary closing conditions. The Company expects that the acquisition will contribute approximately $18 million in annual net revenue.

Mark Bruning, President of AMR, said, “We are very pleased to welcome Doctor’s to the AMR family of ambulance providers. Doctor’s has an excellent reputation in Orange County for providing high quality, patient-centered services. We look forward to the opportunities this acquisition brings to AMR for expansion into contiguous markets and to further supplement our organic growth.”

Bruce Herren, President of Doctor’s Ambulance, added, “We have been providing excellent service to the citizens of Orange County for more than 35 years.  Now, as part of AMR, Doctor’s will have access to national resources that will enable us to continue to grow and deliver the quality care our patients and customers have enjoyed over the past three decades.”

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings Inc. (EmCare), the Company’s outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced physician services to healthcare facilities.  In 2009, EMSC provided services in 13.0 million patient encounters in more than 2,200 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado. For additional information, visit www.emsc.net.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of our insurance coverage and insurance reserves; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry;  the impact of potential changes in the healthcare industry generally resulting from legislation currently under consideration; our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; our ability to generate cash flow to service our debt obligations; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; the outcome of government investigations of certain of our business practices; our ability to successfully restructure our operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of our assessment of costs under new contracts; the high level of competition in our industry; our ability to implement our business strategy; our ability to successfully integrate strategic acquisitions; and our ability to comply with the terms of our settlement agreements with the government.

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